UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50428	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

16415 Addison Road, Suite 850, Addison, Texas 75001-5332

(Address of Principal Executive Offices)

(214) 239-4333

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 16, 2006, Maverick Oil and Gas, Inc. (the "Company") entered into several agreements with two investors in a private placement transaction (the "Investors") providing for, among other things, the issuance of secured convertible debentures and warrant for aggregate gross proceeds of $6 million. The agreements include, without limitation, a Securities Purchase Agreement, Secured Convertible Debentures, Warrant to Purchase Common Stock (the "Warrant"), a Registration Rights Agreement, and a Pledge and Security Agreement, each dated November 16, 2006. The following is a summary of each of those agreements, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of Secured Convertible Debentures in the aggregate principal amount of $6,750,000 and the issuance to one of the Investors of Warrants to purchase 13,500,000 shares of the Company's Common Stock. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors and appended to the Securities Purchase Agreement. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules.

The Securities Purchase Agreement contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

•

the obligation to amend the Company's Articles of Incorporation to increase the Company's authorized shares of common stock to the amount that will allow for the issuance of all shares issuable pursuant to the Secured Convertible Debentures and Warrants.

•

the obligation to use the proceeds from the sale of the Secured Convertible Debentures and the Warrants for, in the following order, (i) payment of the fees and expenses associated with the sale of the Secured Convertible Debentures and Warrants; (ii) payment of outstanding trade payables associated with the Barnett Shale and Fayetteville Shale projects; (iii) funding required in connection with the Barnett Shale and Fayetteville Shale projects in order to preserve value and leasehold interests; and (iv) general corporate expenses.

•

the obligation to not, while the Secured Convertible Debentures are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on the Company's Common Stock, without the consent of the holders of the Secured Convertible Debentures.

•	the obligation to not issue any additional Secured Convertible Debentures or any variable future priced securities.
•

the obligation to not file any registration statement with the Securities and Exchange Commission (the "Commission") within 120 business days following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission, with certain exceptions.

•

the obligation to provide the Investors with the right to purchase up to 100% of any future offering of equity or equity equivalent securities or debt securities (other than certain excluded securities).

The Securities Purchase Agreement also obligates the Company to indemnify the Investors and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

Secured Convertible Debentures

The Secured Convertible Debentures have an aggregate principal amount of $6,750,000 and are convertible into shares of the Company's Common Stock at an initial conversion price of $0.80 per share, subject to anti-dilution adjustments. The Secured Convertible Debentures have a maturity date of May 16, 2008, subject to the right of the holders to extend the date for the payment of any installment of principal described below. The Secured Convertible Debentures bear interest at the rate of 8% per annum, which rate is increased to 15% upon the occurrence of an event of default under the Secured Convertible Debentures. The Company's obligations under the Secured Convertible Debentures are secured by a security interest in all of the Company's assets.

Repayment of Principal

The principal amount of the Secured Convertible Debentures is to be repaid in installments commencing on June 1, 2007 (or, if earlier, on the first day of the calendar month following the date the registration statement required by the Registration Rights Agreement is declared effective) and ending on May 16, 2008. Such principal payments may be paid in cash or, at the option of the Company if the Equity Conditions described below are satisfied, in shares of the Company's Common Stock. Any shares of Common Stock used to pay an installment of principal will be valued at the lower of (1) the then applicable conversion price of the Secured Convertible Debentures and (2) 82.5% of the arithmetic average of the weighted average price of the Common Stock for the fifteen trading days preceding the installment payment date (but no greater than the arithmetic average of the weighted average price for the first and last three trading days of such fifteen trading day period). The number of shares of Common Stock which may be issued for the payment of any installment of principal may not exceed 22.5% of the aggregate dollar trading volume over the twenty trading days before the date the Company delivers notice of its election to pay an installment of principal in shares of its Common Stock. If the Company uses shares of Common Stock to pay an installment of principal, the Company may be required to deliver additional shares of Common Stock to pay such principal if the arithmetic average of the weighted average price for the nineteen (19) trading days following the installment payment date is less than the price used in determining the number of shares that were delivered on the installment payment date.

The holders of the Secured Convertible Debentures may elect to defer the payment of any installment of principal for a period of up to two years from the date such installment was originally due.

The Equity Conditions which must be satisfied as of the date of determination include (1) the registration statement required by the Registration Rights Agreement is effective and available for the resale of the securities covered thereby or all such securities are eligible for sale without registration, (2) the Company's Common Stock is designated for quotation on the OTC Bulletin Board and is not be subject to a threat of delisting or suspension, (3) for a period of one year prior to the date of determination the Company has timely delivered all shares of Common Stock upon conversion of the Secured Convertible Debentures and upon exercise of the Warrants, (4) the shares of Common Stock to be issued may be issued without causing a holder's beneficial ownership of the Common Stock to exceed 4.99% of the Company's outstanding Common Stock and without violating the rules of the OTC Bulletin Board, (5) the Company shall have not failed to timely make any payment required to be made under the Secured Convertible Debentures, Warrants, or related agreements within five business days after the date such payment is due, (6) there is not an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving the Company, (7) the Company shall have no knowledge of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of Common Stock issuable upon conversion of the Secured Convertible Debentures or exercise of the Warrants not to be eligible for resale pursuant to Securities and Exchange Commission Rule 144(k), and (8) the Company shall not have materially breached any provision or representation or warranty in the Secured Convertible Debentures, Warrants, and related agreements.

Conversion

The Secured Convertible Debentures are convertible at the option of the holders into shares of the Company's Common Stock at an initial conversion price of $0.80 per share, subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities.

The Company may require the holders to convert the Secured Convertible Debentures after the Commission has declared effective the registration statement required by the Registration Rights Agreement if (1) the Equity Conditions described above are satisfied, (2) the closing sale price of the Company's Common Stock equals or exceeds 125% of the initial conversion price of the Secured Convertible Debentures for any five consecutive trading days, and (3) the Company has paid at least $35,000,000 to redeem certain debentures issued to the

Investors in January 2006 and June 2006 having an aggregate principal amount of $30 million (the "Prior Debentures"). Any such mandatory conversion can not exceed 25% of the dollar trading volume of the Company's Common Stock for the 20 trading days before the Company delivers notice of its election to require the mandatory conversion. If the Company elects to require such mandatory conversion, it must issue warrants to the holders of the Secured Convertible Debentures at an exercise price of $0.20 per share to purchase the following percentages of the shares of Common Stock which are being issued upon such mandatory conversion, based upon the following arithmetic averages of the weighted average price of the Company's Common Stock for the five trading days preceding the date the Company delivers notice of such mandatory conversion (expressed as a percentage of the conversion price as of such date):

Warrant Coverage	Arithmetic Average
70%	125% - 175%
60%	175% - 225%
50%	225% - 300%
25%	300% +

Payment of Interest

Interest on the Secured Convertible Debentures is payable monthly, commencing on June 1, 2007 (or, if earlier, on the first day of the calendar month following the date the registration statement required by the Registration Rights Agreement is declared effective). Interest may, at the option of the Company if the Equity Conditions described above are satisfied, be paid by the issuance of Common Stock. Any shares of Common Stock used to pay interest will be valued at 82.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date.

Participation Rights

The holders of the Secured Convertible Debentures are entitled to receive any dividends paid or distributions made to the holders of the Company's Common Stock on an as if converted basis.

Covenants

The Secured Convertible Debentures contain a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

•

the obligation to use its best efforts to obtain a bona fide offer or offers to purchase its Barnett Shale property by December 31, 2006 and to complete the sale by February 28, 2007 (see "Sale of Barnett Shale Property" below).

•

the obligation to reserve out of the Company's authorized and unissued Common Stock a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Secured Convertible Debentures.

•

the obligation to not incur other Indebtedness (as defined in the Secured Convertible Debenture), except for certain purchase money indebtedness and, if the Company has paid at least $35 million to redeem the Prior Debentures, up to $50 million of indebtedness which is junior to, or pari passu with, the Secured Convertible Debentures.

•	the obligation not to incur, or permit the Company's subsidiaries to, incur liens, except for certain permitted liens.
•

the obligation to not, and to not permit the Company's subsidiaries to, (1) pay dividends or make distributions on the Company's equity securities, (2) redeem equity securities, or (3) pay any Indebtedness (as defined in the Secured Convertible Debenture), except for the payment of interest or principal at its stated maturity.

•

the obligation to not dispose of any equity interests in the Company's subsidiaries and to not, and to not permit its subsidiaries to, dispose of any assets, other than dispositions in the ordinary course of business consistent with past practice, unless the Company or its subsidiary receives consideration at least equal to the fair market value of the assets or equity interests disposed of and at least 85% of the consideration is in the form of cash. Within five days after any such disposition, the Company must use the proceeds to redeem the Secured Convertible Debentures and Prior Debentures.

Sale of Barnett Shale Property

The Secured Convertible Debentures require the Company to use its best efforts to obtain a bona fide offer or offers to sell its Barnett Shale Property by December 31, 2006 and to complete the sale of the Barnett Shale Property by February 28, 2007 for a purchase price equal to its fair market value. If the cash consideration to be received in any such sale is less than $35 million, the consent of the holders of a majority of the outstanding principal amount of the Secured Convertible Debentures is required.

The proceeds from the sale of the Barnett Shale Property must be applied to the redemption of the Secured Convertible Debentures and the Prior Debentures at a 25% premium.

If the Company has not received a bona fide offer for the sale of the Barnett Shale Property or sold the Barnett Shale Property on or prior to the applicable deadline, the holders of the Secured Convertible Debentures have the right to have the outstanding principal amount of the Secured Convertible Debentures redeemed, plus accrued and unpaid interest.

Events of Default

The Secured Convertible Debentures contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•	The failure to amend the Company's Articles of Incorporation to increase the number of shares of its authorized Common Stock within the time required by the Securities Purchase Agreement

•

the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 20 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement)

•	the suspension from trading or failure of the stock to be listed for trading for more than five consecutive days or more than an aggregate of 10 days in any 365-day period
•	the failure to issue shares upon conversion of the Secured Convertible Debentures for more than 10 business days after the relevant conversion date
•	the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the Secured Convertible Debentures

After the occurrence of an event of default, the holders of the Secured Convertible Debentures have the right to require the Company to redeem the Secured Convertible Debentures at a price of up to 200% or more of the principal amount of the Secured Convertible Debentures being redeemed, depending upon the nature of the event of default.

Fundamental Transactions

In the event of certain Fundamental Transactions (as defined in the Secured Convertible Debentures) involving a change of control, the successor entity must assume in writing all of the obligations of the Company under the Secured Convertible Debentures. In addition, the holders of the Secured Convertible Debentures have the right to require the redemption of the Secured Convertible Debentures for a price of 125% or more of the principal amount of the Secured Convertible Debentures being redeemed.

Warrant

One of the Investors in the transaction was issued Warrants which entitle that Investor to purchase up to an aggregate of 13,500,000 shares of Common Stock for a period of five years, at an exercise price of $0.20 per share. The other Investor in the transaction was issued no new Warrants, however, is entitled to additional warrants by application of the anti-dilution adjustment provisions of the warrants issued to the Investor in connection with the sale of the Prior Debentures. See“Waiver of Certain Matters” below.

The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrant are subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon adjustment of the exercise price of the Warrant, the number of shares issuable upon exercise of the Warrant will be correspondingly adjusted.

Upon the occurrence of a Fundamental Transaction (as defined in the Warrant) involving a change of control, the holders of the Warrant will have the right, among others, to have the Warrant repurchased for a purchase price in cash equal to the Black Scholes Value (as calculated pursuant to the Warrant) of the then unexercised portion of the Warrant.

Pledge and Security Agreement

The Pledge and Security Agreement grants the holders of the Secured Convertible Debentures with a first priority security interest in all of the Company's personal property, including a pledge of the Company's membership interests in its subsidiaries. The Pledge and Security Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement for the resale of a number of shares of Common Stock equal to the number of shares issuable upon conversion of the Secured Convertible Debentures, the payment of interest on, and principal of, the Secured Convertible Debentures, and upon exercise of the Warrants. The registration statement must be filed by January 31, 2007, must be declared effective by the Commission shortly thereafter (30 days in the case of no SEC review and 90 days in the case of an SEC review), and must remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. If the Company fails to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to certain "grace periods" periods of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of two percent of the aggregate purchase price of the Secured Convertible Debentures and Warrants on the date of such failure and on every 30th day thereafter until such failure is cured, subject to an aggregate cap of 10%. The Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

Waiver of Certain Matters

In connection with the purchase and sale of the Secured Convertible Debentures, the Company and the Investors waived certain matters relating to the Prior Debentures, including, without limitation the following:

•	the Investors agreed to waive certain events of default under the Prior Debentures
•

the Investors agreed to defer the scheduled payments of principal of, and interest on, the Prior Debentures until the earliest of (1) February 28, 2007, (2) the date the Barnett Shale Property is sold, or (3) December 31, 2006 if the Company fails to obtain a bona fide offer or offers to purchase the Barnett Shale Property by that date

•

the Company and the Investors agreed that their rights and obligations with respect to the sale of the Company's Barnett Shale Property and the application of the proceeds thereof shall be governed by the terms of the Secured Convertible Debentures rather than the Prior Debentures

•

the Company and the Investors agreed that the exercise price, by application of the anti-dilution provisions of the warrants issued to the Investors in connection with the sale of the Prior Debentures, would be reduced to $0.20 and that, as to the Investor that did not receive new Warrants in this transaction, the warrants held by that Investor would be exercisable for an additional 4,500,000 shares of the Company's Common Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company has incurred the indebtedness described in Item 1.01 of this Current Report on Form 8-K upon the terms and conditions described therein.

Item 3.02	Unregistered Sales of Equity Securities

On November 16, 2006, the Company issued the Secured Convertible Debentures and Warrant described in Item 1.01 of this Current Report on Form 8-K. Secured Convertible Debentures in the aggregate principal amount of $6,750,000 were issued to the Investors. The Secured Convertible Debentures are convertible into an aggregate of 8,437,500 shares of the Company's Common Stock, based upon an initial conversion price of $0.80 per share, which is subject to anti-dilution adjustments. The new Warrant is exercisable for up to 13,500,000 shares of the Company's Common Stock for a period of five years at an exercise price of $0.20 per share, subject to anti-dilution adjustments.

The Secured Convertible Debentures and Warrant were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated by the Commission thereunder.

Item 8.01	Other Events

On November 16, 2006, the Company issued a press release announcing the completion of the sale of the Secured Convertible Debentures and the Warrant. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Securities Act Rule 135c.

The Company made the following disclosures to the Investors in connection with the sale of the Secured Convertible Debentures. Other disclosures were also made to the Investors that are contained within the Schedules appended to the Securities Purchase Agreement included within this Current Report on Form 8-K. Readers are cautioned that these disclosures were accurate only as of November 16, 2006 and prior to giving effect to the Company's receipt of the proceeds from the sale of the Secured Convertible Debentures and Warrant. The effect of the Company's receipt of such proceeds will be addressed in future reports filed by the Company with Securities and Exchange Commission.

•	The Company had expenditures during its fourth fiscal quarter in excess of $8 million in connection with its ongoing drilling prospects

•

The Company had accumulated a material working capital deficit consisting of approximately $10 million of outstanding trade payables, the majority of which were aged beyond 60 days, offset by approximately $5.2 million of receivables due from the Company's project partners. Of those receivables, approximately $3.4 million is due from the Company's Fayetteville Shale partner, an early stage public company which has experienced liquidity concerns. Until it is able to secure additional funding, if at all, the partner will not have sufficient capital resources to fund its portion of project costs.

•

Absent material financing, the Company does not have adequate resources to satisfy its outstanding trade payables. The Company's inability to satisfy its outstanding trade payables has an adverse effect on the Company's ability to remain in operation as a going concern.

•

In the course of the wind-down of the Company's activity in Fayetteville Shale, the Company became aware of certain items that could have an adverse effect on the Company if not addressed: (1) a commitment for the continued use of the drilling rig previously deployed in Woodruff County, through January 2008, (2) drilling commitments associated with certain acreage within the Fayetteville Shale Project that impose financial penalties upon the Company if wells are not drilled by the end of 2007, and (3) commitments to acquire additional leasehold acreage within Woodruff and surrounding counties of Arkansas.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
10.41	Securities Purchase Agreement dated November 16, 2006 (including accompanying schedules)
10.42	Form of Secured Convertible Debenture dated November 16, 2006
10.43	Form of Warrant dated November 16, 2006
10.44	Form of Registration Rights Agreement dated November 16, 2006
10.45	Form of Pledge and Security Agreement dated November 16, 2006
10.46	Form of Waiver Letter dated November 16, 2006
99.1	Press Release dated November 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: November 20, 2006	By: /s/ James A. Watt James A. Watt, CEO